Exhibit 4.1

EXECUTION COPY

MURPHY OIL CORPORATION

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Second Supplemental Indenture

Dated as of November 30, 2012

$550,000,000 aggregate principal amount of 2.500% Notes due 2017

$600,000,000 aggregate principal amount of 3.700% Notes due 2022

$350,000,000 aggregate principal amount of 5.125% Notes due 2042

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2012, between MURPHY OIL CORPORATION, a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Issuer and the Trustee have entered into an Indenture (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”) dated as of May 18, 2012 providing for the issuance from time to time of series of its Securities (as defined in the Base Indenture); and

WHEREAS, Section 7.01(e) of the Base Indenture provides for the Issuer and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Base Indenture; and

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Issuer, for its lawful corporate purposes, desires to create and authorize three new series of Securities to be known as (i) the 2.500% Notes due 2017 (the “2017 Notes”), initially in an aggregate principal amount of Five Hundred Fifty Million Dollars ($550,000,000), and to be due December 1, 2017, (ii) the 3.700% Notes due 2022 (the “2022 Notes”), initially in an aggregate principal amount of Six Hundred Million Dollars ($600,000,000), and to be due December 1, 2022, and (iii) the 5.125% Notes due 2042 (the “2042 Notes” and collectively with the 2017 Notes and the 2022 Notes, the “Notes”), initially in an aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000), and to be due December 1, 2042; and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture, which sets forth the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done, and all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by or on behalf of the Trustee as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer have been done;

NOW, THEREFORE:

In order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the Holders thereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of such Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of the Notes.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Base Indenture; and

(b) the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) shall have the respective meanings as set forth in this Section 1.02:

“Calculation Date” has the meaning set forth in the definition of “Treasury Rate” in this Section 1.02.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (for purposes of this definition, as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer, any of its subsidiaries, any of the Murphy Family or any employee benefit plan of the Issuer or any of its subsidiaries (each such person, an “Excluded Party”), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided that the consummation of any such transaction will not be considered to be a Change of Control if (a) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) immediately following such transaction, (x) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to such transaction or (y) no person (other than the Excluded Parties) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company;

(2) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or

(3) the adoption by the Board of Directors of the Issuer of a plan relating to the Issuer’s liquidation or dissolution.

“Change of Control Offer” has the meaning set forth in Section 4.01(a) of this Supplemental Indenture.

“Change of Control Payment” has the meaning set forth in Section 4.01(a) of this Supplemental Indenture.

“Change of Control Payment Date” has the meaning set forth in Section 4.01(b) of this Supplemental Indenture.

“Change of Control Triggering Event” means (1) the ratings of the Notes of the relevant series is downgraded by each of the Ratings Agencies during the 60-day period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the Notes of the relevant series is under publicly announced consideration for possible downgrade by any of the Ratings Agencies) and (2) the Notes of the relevant series are rated below an Investment Grade rating by each of the Ratings Agencies on any date during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Ratings Agency does not publicly announce or confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any date fixed for redemption, (i) the average of four Reference Treasury Dealer Quotations for the relevant date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Transactions” means (1) the spin-off of Murphy USA into a separately publicly traded company, (2) the divestiture of the Issuer’s retail and wholesale fuel marketing operations in the United Kingdom, (3) the sale of the Issuer’s exploration and production operations in the United Kingdom, (4) the Issuer’s special dividend of $2.50 per share (for a total dividend of approximately $500 million) payable on December 3, 2012 and (5) share buybacks pursuant to the Issuer’s $1 billion share repurchase program, in each case substantially as described in the final prospectus supplement, dated November 27, 2012, of the Issuer for the offering of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Party” has the meaning set forth in the definition of “Change of Control” in this Section 1.02.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Immediate Family” of a Person means such Person’s spouse, children, siblings, parents, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective successors, as specified by the Issuer, or, if those firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or an equivalent investment grade rating from any replacement ratings agency appointed by the Issuer as set forth in the definition of “Ratings Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Murphy Family” means (1) (i) the C.H. Murphy Family Investments Limited Partnership; (ii) the estate and descendants of C.H. Murphy, Jr.; (iii) the siblings of the late C.H. Murphy, Jr. and their respective estates and descendants; (iv) the respective Immediate Family of, Immediate Family of descendants of and descendants of Immediate Family of, any individual included in clause (ii) or (iii); (v) any trust established for the benefit of any of the foregoing or any charitable trust or foundation established by any of the foregoing, and the respective trustees, fiduciaries and beneficiaries of any such trust or foundation; and (vi) any corporation, limited partnership, limited liability company or other entity owned by any of the foregoing, or organized to achieve estate planning objectives of any of the foregoing; and (2) any affiliate (as defined in Rule 12b-2 under the Exchange Act) or successor of any of the foregoing.

“Murphy USA” means Murphy Oil USA, Inc., or such other legal entity or entities consisting primarily of the Issuer’s retail and wholesale fuel marketing operations and two ethanol production facilities in the United States.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer” in this Section 1.02.

“Ratings Agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s and S&P ceases to rate the Notes of a series or fails to make a rating of the Notes of a series publicly available for reasons outside of the Issuer’s control, the Issuer may appoint a replacement for such ratings agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act with respect to the Notes of such series.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any two other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

“Remaining Life” has the meaning set forth in the definition of “Comparable Treasury Issue” in this Section 1.02.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each Note to be redeemed that would be due after the related date fixed for redemption but for such redemption. If the date fixed for redemption is not an interest payment date with respect to the Note being redeemed, the amount of the next succeeding scheduled interest payment on the Note will be reduced by the amount of interest accrued thereon to that date fixed for redemption.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Substitute Ratings Agency” has the meaning set forth in Section 2.02(a) of this Supplemental Indenture.

“Treasury Rate” means, with respect to any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Rate will be calculated on the third business day next preceding the date fixed for redemption (the “Calculation Date”).

“Trigger Period” has the meaning set forth in the definition of “Change of Control Triggering Event” in this Section 1.02.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The terms “Supplemental Indenture,” “Issuer,” “Trustee,” “Indenture,” “Base Indenture” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. There is hereby created and authorized three series of Notes designated as the “2.500% Notes due 2017”, which shall be a series initially limited to $550,000,000 aggregate principal amount and which shall be initially due on December 1, 2017, the “3.700% Notes due 2022”, which shall be a series initially limited to $600,000,000 aggregate principal amount and which shall be initially due on December 1, 2022, and the “5.125% Notes due 2042”, which shall be a series initially limited to $350,000,000 aggregate principal amount and which shall be initially due on December 1, 2042 (except, in respect of the aggregate principal amount of each such series, the Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 2.08, 2.09, 2.11 or 11.03 of the Base Indenture).

Section 2.02. Interest Rate Adjustment. (a) The interest rate payable on the Notes of each series will be subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act appointed by the Issuer with respect to the Notes of such series (a “Substitute Ratings Agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes of such series, in the manner described below in this Section 2.02.

(b) If the rating from Moody’s (or any Substitute Ratings Agency therefor) of the Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such series will increase such that it will equal the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below:

Moody’s Rating* Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Ratings Agency.

(c) If the rating from S&P (or any Substitute Ratings Agency therefor) of the Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of that series will increase such that it will equal the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating* Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Ratings Agency.

(d) If at any time the interest rate on the Notes of a series has been increased and either Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor), as the case may be, subsequently upgrades its rating of the Notes of such series to any of the threshold ratings set forth above, the interest rate on the Notes of such series will be decreased such that the interest rate for the Notes of such series equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables in clauses (b) or (c) above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Ratings Agency therefor) subsequently upgrades its rating of the Notes of a series to Baa3 (or its equivalent, in the case of a Substitute Ratings Agency) or higher, and S&P (or any Substitute Ratings Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Ratings Agency) or higher, the interest rate on the Notes of such series will be decreased to the interest rate payable on the Notes of such series on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes of such series will be decreased so that it does not reflect any increase attributable to the upgrading ratings agency). In addition, the interest rates on the Notes of each series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both of Moody’s and S&P (or, in either case, a Substitute Ratings Agency therefor)) if the Notes of such series become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a Substitute Ratings Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Ratings Agency therefor), respectively (or one of such ratings if the Notes are only rated by one of Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor), respectively).

(e) Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes of a series be reduced to below the interest rate payable on the Notes of such series on the date of their initial issuance or (2) the total increase in the interest rate on the Notes of a series exceed 2.00% (percentage points) above the interest rate payable on the Notes of such series on the date of their initial issuance.

(f) No adjustments in the interest rate of the Notes of a series shall be made solely as a result of Moody’s or S&P ceasing to provide a rating of such series of Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes of a series, the Issuer will use its commercially reasonable efforts to obtain a rating of such series of Notes from a Substitute Ratings Agency, to the extent one exists, and if a Substitute Ratings Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a series pursuant to the tables above (i) such Substitute Ratings Agency will be substituted for the last of Moody’s or S&P to provide a rating of such series of Notes but which has since ceased to provide such rating, (ii) the relative rating scale used by such Substitute Ratings Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Ratings Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (iii) the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Ratings Agency in the applicable table above (taking into account the provisions of clause (ii) above) (plus any applicable percentage resulting from a decreased rating by the other ratings agency (Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor))).

(g) For so long as only one of Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor) provides a rating of the Notes of a series, any subsequent increase or decrease in the interest rate of such series of Notes necessitated by a reduction or increase in the rating by the ratings agency (Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor)) providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor) provides a rating of the Notes of a series, the interest rate on the Notes of such series will increase to, or remain at, as the case may be, 2.00% (percentage points) above the interest rate payable on the Notes of such series on the date of their initial issuance.

(h) Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. If Moody’s or S&P (or, in either case, a Substitute Ratings Agency therefor) changes its rating of the Notes of a series more than once prior to any particular interest payment date, the last change by such ratings agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Notes of such series described above relating to such ratings agency’s action. If the interest rate payable on the Notes of a series is increased as described above, the term “interest,” as used with respect to the Notes of such series, will be deemed to include any such additional interest unless the context otherwise requires.

Section 2.03. Form of Notes. The 2017 Notes and the Trustee’s certificate of authentication to be borne by the 2017 Notes are to be substantially in the forms attached as Exhibit A hereto, the 2022 Notes and the Trustee’s certificate of authentication to be borne by the 2022 Notes are to be substantially in the forms attached as Exhibit B hereto and the 2042 Notes and the Trustee’s certificate of authentication to be borne by the 2042 Notes are to be substantially in the forms attached as Exhibit C hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of the Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The Notes of each series shall be initially issued in the form of one or more Global Securities in denominations of $2,000 and any integral multiple of $1,000 in excess thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Base Indenture, but without the payment of any service charge.

Section 2.04. Additional Notes. The Issuer may from time to time, without the consent of the existing Holders and notwithstanding Section 2.01 of this Supplemental Indenture, create and issue additional Notes hereunder having the same terms and conditions as the Notes of any series initially issued hereunder in all respects, except for the issue date, issue price and the date of the first payment of interest on any such additional Notes (if such additional Notes are issued after the first interest payment date immediately following the date of this Supplemental Indenture); provided that if any such additional Notes of a series are not fungible with the Notes of such series initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a different CUSIP number. Additional Notes of a series issued pursuant to this Section 2.04 shall be consolidated with and form a single series with the previously outstanding Notes of such series.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption of the 2017 Notes. (a) The Issuer may redeem the 2017 Notes in accordance with Article 11 of the Base Indenture as a whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

(i) 100% of principal amount of such Notes, or

(ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the date fixed for redemption.

(b) The redemption price pursuant to clause (a) shall be calculated by the Independent Investment Banker and the Issuer, the Trustee and any Paying Agent for the 2017 Notes shall be entitled to rely on such calculation.

Section 3.02. Optional Redemption of the 2022 Notes and the 2042 Notes. The Issuer may redeem the 2022 Notes or the 2042 Notes in accordance with Article 11 of the Base Indenture as a whole at any time or in part from time to time, at its option, at a redemption price equal to:

(a) if the date fixed for redemption for the 2022 Notes being redeemed is prior to September 1, 2022 or the date fixed for redemption for the 2042 Notes being redeemed is prior to June 1, 2042, the greater of:

(i) 100% of principal amount of such Notes, or

(ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the date fixed for redemption, or

(b) if the date fixed for redemption for the 2022 Notes being redeemed is on or after September 1, 2022 or the date fixed for redemption for the 2042 Notes being redeemed is on or after June 1, 2042, 100% of the principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such Notes to, but not including, the date fixed for redemption.

The redemption price pursuant to clause (a) shall be calculated by the Independent Investment Banker and the Issuer, the Trustee and any Paying Agent for the 2022 Notes or 2042 Notes, as applicable, shall be entitled to rely on such calculation.

Section 3.03. No Other Redemption. Except as set forth in this Article 3, Section 4.01(e) of this Supplemental Indenture and Article 11 of the Base Indenture, the Notes shall not be redeemable by the Issuer prior to maturity and shall not be entitled to the benefit of any sinking fund. For the avoidance of doubt, Section 11.05 of the Base Indenture shall not apply to the Notes.

ARTICLE 4

ADDITIONAL COVENANT

Section 4.01. Repurchase Upon a Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event with respect to the Notes of a series, unless the Issuer has exercised its right to redeem all of the Notes of such series as described under Article 3 of this Supplemental Indenture, each Holder of Notes of such series will have the right to require the Issuer to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, provided that any payment of interest becoming due on or prior to the Change of Control Payment Date shall be payable to the Holders of such Notes registered as such on the relevant record date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurs, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, a notice to each Holder of Notes of the relevant series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer and describe the Change of Control Triggering Event. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) Upon the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver, or cause to be delivered, to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased.

(d) The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Notes of the relevant series properly tendered and not withdrawn under its offer.

(e) If Holders of not less than 95% in aggregate principal amount of the outstanding Notes of the relevant series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the

Issuer, as described in clause (d) above, purchase all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, with such notice given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding to the date of redemption provided that any payment of interest becoming due on or prior to the redemption date shall be payable to the Holders of such Notes registered as such on the relevant record date.

(f) The Issuer will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(g) Unless the Issuer defaults in the Change of Control Payment, on and after the Change of Control Payment Date, interest will cease to accrue on the Notes of the relevant series or portions of the Notes of such series tendered for repurchase pursuant to the Change of Control Offer.

ARTICLE 5

EVENTS OF DEFAULT

Section 5.01. Automatic Acceleration. If an Event of Default occurs pursuant to clause (e) or clause (f) of the definition thereof in Section 4.01 of the Base Indenture, then, notwithstanding anything to the contrary in the Indenture, the principal amount of and accrued interest on the Notes shall be immediately due and payable without any declaration or other act by the Trustee or any Holder.

Section 5.02. Certificated Notes. If an Event of Default has occurred and is continuing, and the Depositary requests the issuance of Notes in definitive registered form, then the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing such Notes, in exchange for such Global Security or Global Securities.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01. Consolidation, Merger, Sale or Conveyance. (a) For the avoidance of doubt, none of the Corporate Transactions, whether considered individually or in the aggregate, shall be deemed to involve the sale or conveyance of all or substantially all of the Issuer’s assets within the meaning of Section 8.01 of the Base Indenture.

(b) Clause (a) above shall not create any presumption that the provisions of Section 8.01 of the Base Indenture are triggered by further sales or conveyances in addition to any or all of the Corporate Transactions, whether considered individually or taken together in the aggregate with any or all of the Corporate Transactions.

Section 6.02. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed to be part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.03. New York Law to Govern. This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, without regard to conflicts of laws principles thereof, except as may otherwise be required by mandatory provisions of law.

Section 6.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.06. Separability Clause. In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07. Successors. All agreements of the Issuer in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

MURPHY OIL CORPORATION

By:	/s/ Mindy K. West
Name: Mindy K. West
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Felicia H. Powell
Name: Felicia H. Powell
Title: Assistant Vice President

[Signature page to the Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF 2017 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	Include for a Global Security.

No. [ ]	CUSIP No. 626717 AE2 $[ ]

MURPHY OIL CORPORATION

2.500% Notes due 2017

MURPHY OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to [            ] [CEDE & CO.]2 or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) [as revised on the Schedule of Exchanges of Notes attached hereto]3 on December 1, 2017, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 1 and December 1 of each year, commencing June 1, 2013, on said principal sum at said office or agency, in like coin or currency, at the rate per year specified in the title of this Note (as may be adjusted from time to time pursuant to Section 2.02 of the Supplemental Indenture); provided that payment of interest may be made on any Note issued in definitive form, at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register. Interest on the Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 30, 2012. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such June 1 or December 1. Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

[Remainder of Page Intentionally Blank]

[2]	Include for a Global Security.
[3]	Include for a Global Security.

IN WITNESS WHEREOF, Murphy Oil Corporation has caused this instrument to be duly executed.

MURPHY OIL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: [            ], 20[    ]

This is one of the Securities designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF 2017 NOTE]

MURPHY OIL CORPORATION

2.500% Notes due 2017

This Note is one of a duly authorized issue of unsecured debentures, notes, or other evidences of indebtedness of the Issuer (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 18, 2012 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of November 30, 2012 (the “Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 2.500% Notes due 2017 (the “Notes”) of the Issuer, initially limited in aggregate principal amount to $550,000,000.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes of this series at the time outstanding may on behalf of the Holders of all of the Notes of this series waive any past default or Event of Default under the Indenture with respect to this series of Notes and its consequences (other than an Event of Default with respect to bankruptcy, insolvency or similar proceeding against the Issuer, which can only be waived by the Holders of a majority in aggregate principal amount of all of the Securities outstanding under the Indenture).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are redeemable as a whole at any time or in part from time to time, at the option of the Issuer, as set forth in the Indenture. In addition, the Issuer may be required to repurchase all outstanding Notes of this series upon the occurrence of a Change of Control Triggering Event, as set forth in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of this series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof, except as may otherwise be required by mandatory provisions of law.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

[Remainder of Page Intentionally Blank]

SCHEDULE A4

SCHEDULE OF EXCHANGES OF NOTES

MURPHY OIL CORPORATION

2.500% Notes due 2017

The initial principal amount of this Global Security is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[4]	Include for a Global Security.

EXHIBIT B

[FORM OF FACE OF 2022 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]5

[5]	Include for a Global Security.

No. [ ]	CUSIP No. 626717 AF9 $[ ]

MURPHY OIL CORPORATION

3.700% Notes due 2022

MURPHY OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to [            ] [CEDE & CO.]6 or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) [as revised on the Schedule of Exchanges of Notes attached hereto]7 on December 1, 2022, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 1 and December 1 of each year, commencing June 1, 2013, on said principal sum at said office or agency, in like coin or currency, at the rate per year specified in the title of this Note (as may be adjusted from time to time pursuant to Section 2.02 of the Supplemental Indenture); provided that payment of interest may be made on any Note issued in definitive form, at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register. Interest on the Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 30, 2012. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such June 1 or December 1. Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

[Remainder of Page Intentionally Blank]

[6]	Include for a Global Security.
[7]	Include for a Global Security.

IN WITNESS WHEREOF, Murphy Oil Corporation has caused this instrument to be duly executed.

MURPHY OIL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: [            ], 20[    ]

This is one of the Securities designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF 2022 NOTE]

MURPHY OIL CORPORATION

3.700% Notes due 2022

This Note is one of a duly authorized issue of unsecured debentures, notes, or other evidences of indebtedness of the Issuer (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 18, 2012 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of November 30, 2012 (the “Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 3.700% Notes due 2022 (the “Notes”) of the Issuer, initially limited in aggregate principal amount to $600,000,000.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes of this series at the time outstanding may on behalf of the Holders of all of the Notes of this series waive any past default or Event of Default under the Indenture with respect to this series of Notes and its consequences (other than an Event of Default with respect to bankruptcy, insolvency or similar proceeding against the Issuer, which can only be waived by the Holders of a majority in aggregate principal amount of all of the Securities outstanding under the Indenture).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are redeemable as a whole at any time or in part from time to time, at the option of the Issuer, as set forth in the Indenture. In addition, the Issuer may be required to repurchase all outstanding Notes of this series upon the occurrence of a Change of Control Triggering Event, as set forth in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of this series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof, except as may otherwise be required by mandatory provisions of law.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

[Remainder of Page Intentionally Blank]

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

MURPHY OIL CORPORATION

3.700% Notes due 2022

The initial principal amount of this Global Security is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[8]	Include for a Global Security.

EXHIBIT C

[FORM OF FACE OF 2042 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]9

[9]	Include for a Global Security.

No. [ ]	CUSIP No. 626717 AG7 $[ ]

MURPHY OIL CORPORATION

5.125% Notes due 2042

MURPHY OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to [            ] [CEDE & CO.]10 or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) [as revised on the Schedule of Exchanges of Notes attached hereto]11 on December 1, 2042, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 1 and December 1 of each year, commencing June 1, 2013, on said principal sum at said office or agency, in like coin or currency, at the rate per year specified in the title of this Note (as may be adjusted from time to time pursuant to Section 2.02 of the Supplemental Indenture); provided that payment of interest may be made on any Note issued in definitive form, at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register. Interest on the Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 30, 2012. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such June 1 or December 1. Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

[Remainder of Page Intentionally Blank]

[1][0]	Include for a Global Security.
[11]	Include for a Global Security.

IN WITNESS WHEREOF, Murphy Oil Corporation has caused this instrument to be duly executed.

MURPHY OIL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: [            ], 20[    ]

This is one of the Securities designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF 2042 NOTE]

MURPHY OIL CORPORATION

5.125% Notes due 2042

This Note is one of a duly authorized issue of unsecured debentures, notes, or other evidences of indebtedness of the Issuer (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 18, 2012 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of November 30, 2012 (the “Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 5.125% Notes due 2042 (the “Notes”) of the Issuer, initially limited in aggregate principal amount to $350,000,000.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes of this series at the time outstanding may on behalf of the Holders of all of the Notes of this series waive any past default or Event of Default under the Indenture with respect to this series of Notes and its consequences (other than an Event of Default with respect to bankruptcy, insolvency or similar proceeding against the Issuer, which can only be waived by the Holders of a majority in aggregate principal amount of all of the Securities outstanding under the Indenture).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are redeemable as a whole at any time or in part from time to time, at the option of the Issuer, as set forth in the Indenture. In addition, the Issuer may be required to repurchase all outstanding Notes of this series upon the occurrence of a Change of Control Triggering Event, as set forth in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of this series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof, except as may otherwise be required by mandatory provisions of law.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

[Remainder of Page Intentionally Blank]

SCHEDULE A12

SCHEDULE OF EXCHANGES OF NOTES

MURPHY OIL CORPORATION

5.125% Notes due 2042

The initial principal amount of this Global Security is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[1][2]	Include for a Global Security.